July 29, 2011

United States Securities & Exchange Commission

450 Fifth Street, NW

Washington, DC  20549

RE:                            Miles Funds, Inc., 33-87498, 811-08910

Post Effective Amendment No. 37

Our File No.: 7284.020

Filed concurrently herewith today is Post Effective Amendment No. 37 to the Registration Statement on Form N1-A for Miles Funds, Inc.  In reviewing previous filings we noted a sequential numbering error in previous amendments that commenced with the Post Effective Amendment filed on July 29, 2010. That filing was numbered 34 under the 1933 Act and 36 under the IC Act and should have been 35 and 37.  Then the Post Effective Amendment filed on October 28, 2010 was numbered 35 and 37 and should have been 36 and 38.

We reviewed the Registration Statement and are of the opinion that this Post Effective Amendment No. 37 does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

Yours very truly,

Cline Williams Wright Johnson & Oldfather, L.L.P.

BY: John C. Miles